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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Pre-Effective Amendment No. 1 to Form S-4) and related Prospectus of Level 3 Communications Inc. for the Offer to Exchange up to $1,200,000,000 principal amount of its 8.125% Senior Notes due 2019 which have been registered under the Securities Act of 1933 for any and all of its outstanding unregistered 8.125% Senior Notes due 2019 Guaranteed by Level 3 Communications, Inc. and Level 3 Communications, LLC, and to the incorporation by reference therein of our report dated February 23, 2011, with respect to the consolidated financial statements and schedule of Global Crossing Limited included in Level 3 Communications, Inc. Current Report on Form 8-K dated May 20, 2011, as amended by the Current Reports on Form 8-K/A filed June 24, 2011, and September 1, 2011, and incorporated by reference in the Form 8-K dated January 10, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Iselin, New Jersey
April 3, 2012

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm